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                                                                   EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of November 16, 1998 by and between Transgenomic, Inc., a Delaware corporation (the "Company"), and William B. Walker ("Employee").

         The Company and Employee desire to enter into an Employment Agreement (this "Agreement"). Accordingly, the Company and Employee agree as follows:

         Section 1. EFFECTIVE DATE; POSITION; TERM. This Agreement shall become effective on the date first set forth above (the "Effective Date"). The Company shall employ Employee as Vice President--Intellectual Property and Assistant General Counsel of the Company for a term (the "Employment Period") commencing on November 16, 1998 and continuing until November 16, 2000, unless sooner terminated pursuant to Section 9 hereof, provided that the Employment Period shall by mutual agreement be extended on the first anniversary date (November 16, 1999) and on each anniversary date thereafter for the two-year period following such renewal unless either the Company or Employee delivers to the other a notice of nonextension.

         Section 2.  POSITION AND DUTIES.  During the Employment Period:

                  (a) Employee shall have the normal responsibilities, duties and authorities of Vice President--Intellectual Property and Assistant General Counsel.

                  (b) Employee shall report to the General Counsel of the Company and Employee shall perform faithfully the executive duties assigned to him to the best of his ability in a diligent, trustworthy, businesslike and efficient manner and will devote his full business time and attention to the business and affairs of the Company and its Subsidiaries and Affiliates; provided, however, that Employee may serve as a director of or a consultant to other corporations which do not compete with the Company, nonprofit corporations, civic organizations, professional groups and similar entities.

                  (c) For purposes of this Agreement, "Subsidiary" shall mean any corporation or other entity of which securities having a majority of the voting power in electing directors or comparable management are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

                  (d) For purposes of this Agreement, "Affiliate" of any particular person means any other person controlling, controlled by or under common control with such particular person.

         Section 3.  BASIC COMPENSATION.

                  (a) BASE SALARY. As compensation for his services hereunder, the Company shall pay to Employee during the Employment Period a base salary (the "Base Salary") at the following rates per calendar year:

                       CALENDAR YEAR                                            ANNUAL BASE SALARY
                       -------------                                            ------------------
            November 16, 1998--December 31, 1998                               $
                                                                               --------------
                            1999                                                     $200,000

         Base Salary shall be payable in equal installments in arrears on a biweekly basis or as otherwise may be mutually agreed upon.

         Section 4. BONUS. In addition to the Base Salary, Employee shall be eligible to receive an annual bonus based on Employee's performance and the Company's operating results during such calendar year payable at such time or times during or following each calendar year as shall be determined by the Board of Directors (the "Board") or a committee thereof in its sole discretion and based on formulas to be determined each year by the Board or such committee in its sole discretion for the Company's management bonus plan.

         Section 5. PARTICIPATION IN EMPLOYEE BENEFIT PLANS. Employee will be entitled to participate in all Company salaried employee benefit plans and programs, subject to the terms and conditions of each such employee benefit plan or program and to the extent commensurate with his position as Vice President--Intellectual Property and Assistant General Counsel of the Company.

         Section 6.  OTHER BENEFITS.

                  (a) VACATION. Employee shall be entitled to a maximum of four weeks' paid vacation each year.

                  (b) INSURANCE. The Company shall provide Employee with health, hospitalization, dental and major medical insurance (including dependent coverage) and other similar benefits.

         Section 7. BUSINESS EXPENSES. The Company shall reimburse Employee for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to report and documentation of such expenses.

         Section 8. STOCK OPTIONS AND OPTION SHARES. Employee shall be eligible to participate in the Company's 1997 Stock Option Plan, as amended.

         Section 9.  TERMINATION OF EMPLOYMENT.

                  (a) EVENTS OF TERMINATION AND SEVERANCE PAYMENTS. In the event that during the Employment Period Employee should become Totally and Permanently Disabled, the Company (acting by resolution of the Board) may elect to terminate the Employment Period by written notice to Employee and Employee shall be entitled to receive full compensation pursuant to subsection 3(a) at his then Base Salary rate for a period of six months following



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         the date of such notice. In the event of Employee's death during the
         Employment Period, his personal representative shall be entitled to receive any compensation pursuant to Sections 3 and 4 which is accrued and unpaid as of the date of his death plus six months of salary. In the event that during the Employment Period Employee should commit Serious Misconduct (as defined in subsection 9(b)(ii) below), the Company (acting by resolution of the Board) may elect to terminate the Employment Period by written notice to Employee. In the event that Employee is discharged for any reason other than for Serious Misconduct, Employee shall be entitled to receive certain payments (the "Severance Payments") following termination of employment in an aggregate amount equal to the Severance Amount listed below:

                                SEVERANCE AMOUNT

                           Since this Employment Agreement is subject to renewal
                  on each anniversary date (November 16, 1999 and each November 16 thereafter) on a rolling two-year period following such renewal the Severance Amount shall be equal to such amount remaining to be paid on the balance of this Employment Agreement based on his current base salary so long as the total amount payable does not exceed 299% of the then current base salary. Such amounts to be paid in equal semi-monthly payments in the amounts and on the Company's regularly scheduled employee pay periods.

                  (b) DEFINITION OF CERTAIN TERMS. (i) "Totally and Permanently Disabled" means such physical or mental condition of Employee as is determined by the Board in its sole discretion to be expected to continue indefinitely and which renders him incapable of performing any substantial portion of the services contemplated hereby (as confirmed by competent medical evidence).

                  (ii) "Serious Misconduct" means embezzlement or misappropriation of corporate funds, other acts of dishonesty, significant activities materially harmful to the reputation of the Company, commission of a felony, willful refusal to perform or substantial disregard of the duties properly assigned by the Board, significant violation of any statutory or common law duty of loyalty to the Company or a material violation of Section 11 or 12 below.

                  (iii) "Termination Date" means the date on which Employee's employment with the Company and its Subsidiaries is terminated, whether on account of death, disability, resignation or discharge.

                  (c) EFFECT OF BREACH OF NONCOMPETITION PROVISIONS. In the event Employee breaches or otherwise fails to comply with the provisions of Section 11 or 12 below, then, in addition to any other remedies provided herein or at law or in equity, the Company shall not have any further obligation to make any additional Severance Payments. Termination of such Severance Payments pursuant to the preceding sentence shall not relieve Employee's obligations pursuant to Section 11 or 12 below.

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         Section 10. ASSIGNMENT AND SUCCESSION. (a) The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon its respective successors and assigns, and Employee's rights and obligations hereunder shall inure to the benefit of and be binding upon his successors and permitted assigns, whether so expressed or not.

         (b) Employee acknowledges that the services to be rendered by him hereunder are unique and personal. Accordingly, Employee may not pledge or assign any of his rights or delegate any of his duties or obligations under this Agreement without the express prior written consent of the Company.

         (c) The Company may not assign its interest in or obligations under this Agreement without the prior written consent of Employee.

         Section 11. CONFIDENTIAL INFORMATION. (a) Employee acknowledges that the information, observations and data obtained by him during the course of his performance under this Agreement concerning the business or affairs of the Company and its Subsidiaries is the property of the Company or such Subsidiary, as the case may be. Therefore, during the Employment Period and at all times thereafter, Employee will not directly or indirectly use, divulge, furnish or make accessible to any unauthorized person or use for his own account any confidential or proprietary information or trade secrets of the Company or any of its Subsidiaries without the Board's prior written consent except and to the extent required by law (and upon prompt written notice of such requirement to the Company and such Subsidiary) any of such information, observations or data without the Board's prior written consent unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee's acts or omissions to act. In the event Employee shall be required by law to make any disclosure as set forth above, Employee shall promptly notify the Company and such Subsidiary in writing of the basis for and the extent of the required disclosure and shall cooperate with the Company and such Subsidiary to preserve in full the confidentiality of all intellectual property, trade secrets, confidential information and other proprietary rights of the Company and such Subsidiary. For purposes hereof, confidential information does not include any information that has become publicly known and made generally available through no wrongful act of Employee or of any other person who is subject to a confidentiality agreement with the Company.

         (b) Employee agrees to deliver to the Company at the termination of his employment, or at any other time upon written request by the Company, all memoranda, notes, plans, records, reports and other documents relating to the business of the Company and its Subsidiaries which he may then possess or have under his control.

         Section 12. COVENANT NOT TO COMPETE. (a) Employee agrees that during the Employment Period, and for one year after the Termination Date (the "Noncompete Period"), he will neither directly nor indirectly engage in, have any interest in, own, manage, operate, control, be connected with as a stockholder, joint venturer, officer, employee, partner or consultant or invest or participate in a business competing with any of the businesses then conducted (or, to the knowledge of Employee, planned to be conducted within one year) by the Company or any of its successors or then Subsidiaries, within any geographical area in which the Company or its Subsidiaries engage or plan within one year to engage in any such businesses. During the



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Noncompete Period, Employee shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary.

         (b) Nothing contained in this Section 12 shall prevent Employee from owning up to a 5% interest in any corporation or entity having one or more classes of its securities listed on a national securities exchange or publicly traded in the over-the-counter market, provided Employee is not actively involved in the operation or management of such corporation or entity. Nothing contained herein shall prevent Employee from serving as a paid consultant to other companies or serving as a member of the Board of Directors of other corporations.

         (c) If, under the circumstances existing at the time of enforcement of this Section 12, the period, scope or geographic area described in this Section 12 shall be found or held to be unreasonable, the parties hereto agree that the maximum period, scope or geographic area reasonable under the circumstances shall be substituted for the stated period, scope or geographic area.

         Section 13. CONFLICTS OF INTEREST POLICIES. Employee shall diligently adhere to the Company's Conflict of Interest Policy as adopted by the Board and in effect from time to time.

         Section 14. ARBITRATION AND EQUITABLE REMEDIES. (a) Except as provided in Section 14(b) hereof, the parties agree that any dispute or controversy arising out of, relating to, or concerning the interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Nebraska, in accordance with the Employment Dispute Resolution rules of the American Arbitration Association then in effect. The arbitrator may grant injunctions or other relief in such dispute or controversy and the decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and Employee shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay the fees and expenses of their respective legal counsel.

         THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP.

         (b) Notwithstanding paragraph (a) of this Section 14, the parties agree that, in the event of the breach or threatened breach of Sections 11, 12 or 13 of this Agreement by Employee, monetary damages alone would not be an adequate remedy to the Company and its Subsidiaries for the injury that would result from such breach, and that the Company and its Subsidiaries shall be entitled to apply to any court of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce

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or prevent any violation of such provisions of this Agreement. Employee further agrees that any such injunctive relief obtained by the Company or any of its Subsidiaries shall be in addition to monetary damages.

         Section 15. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matters covered hereby and shall supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way and shall not be amended or waived except in a writing signed by the parties hereto.

         Section 16. NOTICES. Any notice or request required or permitted to be given hereunder shall be in writing and will be deemed to have been given (i) when delivered personally, sent by telecopy (with hard copy to follow) or overnight express courier or (ii) five days following mailing by certified or registered mail, postage prepaid and return receipt requested, to the addresses below unless another address is specified by such party in writing:

                  To the Company:           Transgenomic, Inc.
                                            5600 South 42nd Street
                                            Omaha, NE  68107
                                            Attention:  Chief Executive Officer
                                            Telephone:  (402) 738-5408
                                            Telecopy:   (402) 733-1264

         Section 17. HEADINGS. The article and section headings herein are for convenience of reference only and shall not define or limit the provisions hereof.

         Section 18. APPLICABLE LAW. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal laws of the State of Nebraska.

         Section 19. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held prohibited by, invalid or unenforceable in any respect under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 20. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Employee.

         Section 21. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

         Section 22. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

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         Section 23. EMPLOYEE REPRESENTATIONS. Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which he is bound, (ii) Employee is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms.

         Section 24. SURVIVAL. Sections 8, 11 and 12 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and Employee has signed this Agreement as of the date first written above.

                                        TRANSGENOMIC, INC.

                                        By /s/ Collin D'Silva
                                           -------------------------------------
                                           Name    Collin D'Silva
                                                --------------------------------
                                           Title      Chief Executive Officer
                                                 -------------------------------

                                        EMPLOYEE

                                        /s/ William B. Walker
                                        ----------------------------------------
                                        Name:  William B. Walker

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